Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Neurocrine Biosciences, Inc.:

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-175889

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-190178

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-197916

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-205933

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-212871

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-223020

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-226971

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-234501

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-240301

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-266530

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-273554

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-281163

pertaining to the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan, the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan and the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan of our reports dated February 10, 2025, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. and the effectiveness of internal control over financial reporting of Neurocrine Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
May 21, 2025